EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is entered into and made effective as of the 9th day of October, 2007 ("Effective Date"), by and between Bridgehampton National Bank, a bank organized and existing under the laws of the United States of America and having its executive offices at 2200 Montauk Highway, Bridgehampton, New York ("Bank"), Bridge Bancorp, Inc., the holding company for the Bank (the "Company"), on the one hand, and Kevin O'Connor ("Executive").


                                   WITNESSETH:

     WHEREAS, Executive has been offered a position as President and Chief Executive Officer of the Bank and the Company;

     WHEREAS, the Executive is willing to accept the offer of employment on the terms and conditions set forth in this Agreement; and

     WHEREAS, Code Section 409A deems certain severance and other payments to Executive herein to be nonqualified deferred compensation that must comply with its terms or subject Executive to additional taxes and penalties, and the Bank, the Company and Executive wish to comply with Code Section 409A and the Final Regulations and for certain other purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank, the Company and the Executive hereby agree as follows:

     1. Employment Period.

     (a) Three Year Contract. The Executive's period of employment with the Bank
         -------------------
and the Company under the terms of this Agreement shall begin on the Effective Date and shall continue for a period of thirty-nine months thereafter (the "Employment Period"). On January 1, 2009, the Employment Period shall renew daily, such that the remaining unexpired term of the Agreement shall always be twenty-four (24) months, until the date that the Company gives the Executive written notice of non-renewal ("Non-Renewal Notice"). The Employment Period shall end on the date that is twenty-four (24) months after the date of the Non-Renewal Notice, unless the parties agree that the Employment Period shall end on an earlier date.

     (b) Annual  Performance  Evaluation.  On a calendar  year  basis,  the Bank
         -------------------------------
and/or the Company (acting through the full Board or a committee thereof) shall conduct an annual performance evaluation of the Executive, the results of which shall be included in the minutes of the Board or committee meeting and communicated to the Executive. The first such annual performance evaluation shall occur in January 2009.

     (c)  Continued  Employment  Following  Termination  of  Employment  Period.
          ---------------------------------------------------------------------
Nothing in this Agreement shall mandate or prohibit a continuation of the Executive's employment following the expiration of the Employment Period.

     2. Duties.
        ------

     (a) Title; Responsibility.  Commencing January 1, 2008, the Executive shall
         ---------------------
serve as the President and Chief Executive Officer of the Bank and Company, and shall perform such administrative and management services as customarily performed by person in a similar executive capacity and as may be directed from time to time by the Board. Between October 1, 2007 and December 31, 2007, Executive shall serve with the title "President and Chief Executive Officer Designee" and shall perform administrative and management services work in connection with his transition to President and Chief Executive Officer and perform such other duties as directed from time to time by the Board. In both capacities, the Executive shall report directly to the Board of Directors. As of the Effective Date, the Executive shall also be appointed as a member of the Board of Directors of the Bank and the Company, subject in the case of the Company to election by the shareholders. If Executive's employment with the Bank or the Company is terminated for any reason, his service on the Board of Directors of the Bank and the Company shall terminate, and this Agreement shall serve as Executive's written resignation for that purpose.

     (b) Time Commitment.  The Executive shall devote his full business time and
         ---------------
attention to the business and affairs of the Bank and the Company and shall use his best efforts to advance the interests of the Bank and Company.

     3. Annual Compensation.
        -------------------

     (a) Annual  Salary.  In  consideration  for the  services  performed by the
         --------------
Executive under this Agreement, the Bank shall pay to the Executive an annual salary ("Base Salary") of not less than $300,000. The Base Salary shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices. The Bank shall review the Executive's Base Salary at least annually and such Base Salary may be increased, but may not be decreased without the Executive's consent (any increase in Base Salary shall become the new "Base Salary" for purposes of this Agreement). The first such annual review of Executive's performance and Base Salary shall occur in January 2009.

     (b) Board  Meeting  Fees.  For his  attendance  at meetings of the Board of
         --------------------
Directors of the Bank and the Company (but not for committee meetings), the Executive shall receive such fees as are paid to directors of the Bank and the Company for such attendance.

     (c) Incentive Compensation.  The Executive shall be eligible to participate
         ----------------------
in any incentive compensation programs established by the Bank and/or the Company from time to time for senior executive officers, in accordance with the terms of such plans as they may exist from time to time.

     (d) Equity Compensation.  The Executive shall be eligible to participate in
         -------------------
any equity compensation programs established by the Bank and/or the Company from time to time for senior executive officers, including, but not limited to, the 2006 Stock-Based Incentive Plan (the "2006 Plan"). In particular, effective as of the Effective Time, Executive shall be granted 5,000 shares of restricted stock under the 2006 Plan, which shares shall vest over a five year period, with the first one third of the shares first vesting on October 9, 2010, with one third vesting on October 9, 2011 and 2012.

     Nothing paid to Executive under any plan, program or arrangement referenced in (c) or (d) above shall be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     4. Employee Benefit Plans; Paid Time Off
        -------------------------------------

     (a) Benefit Plans.  During the Employment Period, the Executive shall be an
         -------------
employee of the Bank and shall be entitled to participate in the Bank's (i) tax-qualified retirement plans (i.e., the defined benefit plan and 401(k) plan;
(ii) the Bank's Supplemental Executive Retirement Plan; (iii) group life, health and disability insurance plans; and (iv) any other employee benefit plans and programs in accordance with the Bank's customary practices, provided he is a member of the class of employees authorized to participate in such plans or programs.

     (b) Paid Time Off. The  Executive  shall be entitled to paid  vacation time
         -------------
each year during the Employment Period, as well as sick leave, holidays and other paid absences, in accordance with the Bank's policies and procedures for executive employees.

     5. Outside Activities and Board Memberships
        ----------------------------------------

     During the term of this Agreement, the Executive shall not, directly or indirectly, provide services on behalf of any financial institution, any insurance company or agency, any mortgage or loan broker or any other entity or on behalf of any subsidiary or affiliate of any such entity engaged in the financial services industry, as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venturer, corporate officer or director; nor shall the Executive acquire by reason of purchase during the term of this Agreement the ownership of more than 5% of the outstanding equity interest in any such entity. Subject to the foregoing, and to the Executive's right to continue to serve as an officer and/or director or trustee of any business organization as to which he was so serving on the Effective Date of this Agreement (as described in an attachment to this Agreement), the Executive may serve on boards of directors of unaffiliated, for-profit business corporations, subject to Board approval, which shall not be unreasonably withheld, and such services shall be presumed for these purposes to be for the benefit of the Bank and the Company. Except as specifically set forth herein, the Executive may engage in personal business and investment activities, including real estate investments and personal investments in the stocks, securities and obligations of other financial institutions (or their holding companies). Notwithstanding the foregoing, in no event shall the Executive's outside activities, services, personal business and investments materially interfere with the performance of his duties under this Agreement. 6. Working Facilities and Expenses

     (a) Working Facilities. The Executive's principal place of employment shall
         ------------------
be at the Bank's principal executive office or at such other location upon which the Bank and the Executive may mutually agree.

     (b) Expenses.
         --------

          (1) Ordinary Expenses.  The Bank shall reimburse the Executive for his
              -----------------
ordinary and necessary business expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

          (2)  Automobile.   The  Bank  shall  provide  the  Executive  with  an
               ----------
automobile suitable to the Executive's position and such automobile may be used by the Executive in carrying out his duties under this Agreement, including commuting between his residence and his principal place of employment and other personal use. The Bank shall be responsible for the cost of maintenance and servicing such automobile and for insurance, gasoline and oil for such automobile. The Executive shall be responsible for the payment of any taxes on account of his personal use of such automobile.

     7. Termination of Employment with Bank Liability
        ---------------------------------------------

     (a) Reasons for Termination.  In the event that the Executive's  employment
         -----------------------
with the Bank and/or the Company shall terminate during the Employment Period on account of any of the events set forth in Sections 7(a)(i) or 7(a)(ii) below (an "Event of Termination"), the Bank shall provide the benefits and pay to the Executive the amounts provided for under Section 7(b).:


          (i) The Executive's voluntary resignation from employment with the Bank and the Company during the term of this Agreement within 30 days after the occurrence of any of the following events without Executive's consent, such that the Executive's resignation shall be treated as a resignation for "Good Reason," provided that for purposes of this Section 7(a)(i), the Executive must provide not greater than ninety (90) days' written notice to the Bank and the Company of the initial existence of such condition and the Bank and the Company shall have thirty (30) days to cure the condition giving rise to the Event of Termination (but the Bank and the Company may elect to waive such thirty (30) day period):

               (A) the  failure  to  re-appoint  the  Executive  to the  officer position set forth under Section 2(a) and/or, the failure of Executive to be appointed to the Board of Directors of the Bank, and with respect to the Executive's service as a director of the Company, the failure to re-nominate the Executive for election to the Board;

               (B) a  material  change  in  Executive's  functions,  duties,  or
                   responsibilities,  which  change  would   cause   Executive's
                   position to become one of lesser responsibility, importance, or scope;


               (C) a liquidation or dissolution of the Bank or the Company other
                   than  a  liquidation  or  dissolution   that  is  caused by a
                   reorganization that does not affect the status of the Executive;

               (D) a material  breach of this  Agreement  by the Bank and/or the
                   Company; or

               (E) the relocation of Executive's  principal  place of employment to an office other than one located in Southampton, East Hampton, Shelter Island, Southold, Riverhead or Brookhaven, New York.

          (ii) the involuntary termination of the Executive's employment by the Bank and/or the Company for any reason other than: for "Cause" as defined in Section 8(a); for "Disability" as set forth in
                Section 7(d) below; in connection with a Change in Control, as set forth in Section 7(c) below; or as a result of the death of the Executive; provided that such involuntary termination of employment constitutes a "Separation from Service" within the meaning of Section 409A and the Final Regulations thereunder.


          (b) Severance Pay. Subject to the limitations set forth in Section 7(e) below, upon an Event of Termination, the Bank shall pay to the Executive (or, in the event of the Executive's death after the event described in Section 7(a) has occurred, the Bank shall pay to the Executive's surviving spouse, beneficiary or estate) an amount equal to the following:


          (i)   his earned   but unpaid  Base  Salary  as of  the  date  of  his
                termination of employment with the Bank;

          (ii) the benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans;

          (iii) if the Event of Termination occurs prior to January 1, 2008, continued non-taxable group health and medical insurance benefits (on the same terms as such benefits are made available to other executive employees of the Bank) through December 31, 2008;

          (iv) if the Event of Termination occurs on or after January 1, 2008 and on or before December 31, 2008 (the "Initial Period"), continued non-taxable group health and medical insurance benefits (on the same terms as such benefits are made available to other executive employees of the Bank) for six months after the Event of Termination;

          (v) if the Event of Termination occurs following the "Initial Period", continued non-taxable group health and medical insurance benefits (on the same terms as such benefits are made available to other executive employees of the Bank) for twenty-four (24) months;

          (vi) if the Event of Termination occurs prior to January 1, 2008, a lump sum cash payment, as liquidated damages, in an amount equal to the Base Salary that Executive would have earned if he had continued working for the Bank through December 31, 2008;

          (vii) if the Event of Termination occurs within the Initial Period, a lump sum cash payment, as liquidated damages, in an amount equal to one half of the Executive's Base Salary; and

          (viii) if the Event of Termination occurs following the Initial Period, a lump sum cash payment, as liquidated damages, in an amount equal to the Base Salary that the Executive would have earned if he had continued working for the Bank for twenty-four
                 (24) months  following  the Event of Termination.

     (c) Change in  Control.  Upon the  occurrence  of a Change in  Control  (as
         ------------------
defined in Section 9 of this Agreement), the Bank and/or the Company shall provide: (i) continuing non-taxable group health and medical insurance benefits to Executive (on the same terms as such benefits were made available to other executive employees of the Bank immediately prior to the Change in Control) for a period of 36 months following Executive's termination of employment at any time; and regardless of whether Executive has a termination of employment in connection with a Change in Control, (ii) a lump sum cash payment to Executive, as liquidated damages, in an amount equal three times the Executive's annual compensation for the last taxable year immediately preceding the Change in Control (which payment is subject to applicable withholding taxes). For purposes of this paragraph, annual compensation shall include all compensation reported in the Executive's annual (IRS) Form W-2 (Box 5) for the taxable year. If the Executive was employed for less than the entire prior taxable year, Executive's annual compensation for the prior taxable year as reported on Form W-2, Box 5, shall be annualized (based on the number of weeks of employment and assuming a 52 week year).

     (d) Disability.
         ----------

     (i) In the event that during the term of this Agreement, Executive is unable to perform his duties hereunder because he is disabled within the meaning of Code Section 409A and the Final Regulations (a "Disability"), the Executive shall be entitled to any and all benefits under the Bank's short-term and/or long-term disability insurance plan. During the first twenty-four (24) months following termination of employment for Disability, the Bank and/or the Company shall provide a supplemental monthly cash payment to Executive such that the payments received by Executive on a monthly basis, from both disability insurance and this supplemental payment shall equal the monthly rate of after-tax Base Salary being paid to Executive immediately prior to such termination (the insurance payments may be taken into account on a tax-adjusted basis if such payment are not subject to federal and/or state taxes).

     (ii) Upon termination of Executive's employment because of Disability, the Executive shall be entitled continuing non-taxable group health and medical insurance benefits for a period of twenty-four months following such termination, on the same terms as such benefits are made available to other executive employees of Disability.

     (e) Timing of Severance Pay. Any cash severance payments shall be made in a
         -----------------------
lump sum within ten (10) business days of Executive's termination of employment, or as to the cash payment under Section 7(c), upon the effective date of the Change in Control, in either case subject to applicable withholding taxes. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment with the Bank or following the Change in Control. Notwithstanding the foregoing, if Executive is a Specified Employee, as defined in Code Section 409A, and if any payment to be made under Paragraph 7(b) shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Executive's Separation from Service pursuant to Final Regulations Section 1.409A-1(b)(9)(iii).

     (f) Executive agrees that upon any termination of his employment, whether by Executive or by the Bank or the Company, his service as a director of the Bank and the Company shall cease and he shall be deemed to have resigned as a director effective upon such termination.

     8. Termination without Additional Bank or Company Liability
        --------------------------------------------------------

     (a) Termination for Cause.

          (i) The Bank and/or the Company may terminate the Executive's employment at any time, but any termination other than termination for "Cause," as defined herein, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for "Cause." Termination for "Cause" shall mean termination because of: (i) the conviction of the Executive of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Board or the President and Chief Executive Officer will likely cause substantial economic damage to the Company, the Bank or any subsidiary or substantial injury to the business reputation of the Company, the Bank or any subsidiary; (iii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of the Company, the Bank or any subsidiary; (iv) the continuing willful failure of the Executive to perform his duties to the Company, the Bank or any subsidiary (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof; (v) a material breach by the Executive of the Bank's Code of Ethics; or (vi) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment with the Bank or the Company.

          (ii) Executive shall not have the right to receive compensation or other benefits for any period after the date of Termination for Cause.
Notwithstanding the foregoing, Termination for Cause shall not be deemed to exist unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Termination for Cause exists, if the Board determines in good faith at a meeting of the Board, by not less than a majority of its entire membership, that there is probable cause for it to find that the Executive was guilty of conduct constituting Termination for Cause as described above, the Board may suspend the Executive from his/her duties hereunder for a reasonable period of time not to exceed fourteen (14) days pending a further meeting at which the Executive shall be given the opportunity to be heard before the Board. For purposes of this subparagraph, no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by his/her not in good faith without reasonable believe that his/her action or omission was in the best interest of the Company and the Bank.


     (b) Death; Voluntary Resignation Without Good Reason. In the event that the
         ------------------------------------------------
Executive's employment with the Bank shall terminate during the Employment Period on account of the reasons set forth in this Section 8(b), then the Bank shall have no further obligations under this Agreement, other than the payment to the Executive of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs, including without limitation, any incentive compensation plan. Termination of employment under this Section 8(b) shall mean termination of employment due to the following events:

          (i) The Executive's death; or


          (ii) The Executive's voluntary resignation from employment with the Bank for any reason other than the "Good Reasons" specified in Section 7(a)(i).

     9. Change in Control
        -----------------

     (a) Except for payments that are subject to Code Section 409A, for purposes of this Agreement, the term "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act, and applicable rules and regulations promulgated thereunder, or results in a Change in Control of the Company within the meaning of the Bank Holding Company Act of 1956, and the rules and regulations promulgated thereunder, in each case as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board of Directors of the Bank or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.


     (b) With respect to any payments hereunder that are subject to Code Section 409A, "Change in Control" shall mean (i) a change in the ownership of the Bank or the Company, (ii) a change in the effective control of the Bank or Company, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or Company, as described below.

          (1) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Final Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

          (2) A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Final Regulations section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank's or Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank's or Company's board of directors prior to the date of the appointment or election, provided that this sub-section "(ii)" is inapplicable where a majority shareholder of the Bank or Company is another corporation.

          (3) A change in a substantial portion of the Bank's or Company's assets occurs on the date that any one person or more than one person acting as a group (as defined in Final Regulations section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Final Regulations section 1.409A-3(g)
(5).

     (c) In addition, in each calendar year that Executive is entitled to receive payments or benefits under the provisions of this Agreement and/or a Company or Bank sponsored employee benefit plan, the independent accountants of the Company shall determine if an excess parachute payment (as defined in
Section 4999 of the Code) exists. Such determination shall be made after taking into account any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment." As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. For purposes of this determination, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income tax (including, but not limited to, the Alternative Minimum Tax under Code Sections 55-59, if applicable) and state and local income tax, if applicable, at the highest marginal rate of taxation in the state and locality of Executive's residence on the date such payment is payable, net of the maximum reduction in the federal income taxes which could be obtained from any available deduction of such state and local taxes. Any determination by the independent accountants shall be binding on the Company, the Bank and Executive. Such Initial Excess Parachute Payment shall be paid to Executive or on his behalf to the applicable taxing authority, subject to applicable withholding requirements under applicable state or federal law, in an amount equal to:

          (i) twenty percent (20%) of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code), and

          (ii) such additional amount (tax allowance) as may be necessary to compensate Executive for the payment by Executive of state and federal income and excise taxes on the payment provided under paragraph 0(i) above and on any payments under this paragraph 0(ii). In computing such tax allowance, the payment to be made under paragraph 0(i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                    Tax Rate
                              GUP = ---------------
                                    1- Tax Rate

          The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to Executive in the year in which the payment under paragraph 0(i) is made.

          (iii) Such Initial Excess Parachute Payment and such tax allowance shall be paid to the applicable taxing authority for the benefit of Executive when due, or if such Initial Excess Parachute Payment and/or tax allowance are paid by Executive, then to the Executive no later than the end of Executive's taxable year next following the Executive's taxable year in which the related taxes are remitted to the required taxing authority.

     (d) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Company's independent accountants shall determine the amount (the "Adjustment Amount") Executive must pay to the Bank or the Company or the Company must pay to Executive in order to put Executive (or the Company or the Bank, as the case may be) in the same position as Executive (or the Company or the Bank, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, but not later than two and one-half months after the end of the year in which the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive or Executive shall repay the Adjustment Amount to the Company or the Bank, as the case may be. The purpose of this paragraph is to assure that (i) Executive is not reimbursed more for the golden parachute excise tax than is necessary to make him whole, and (ii) if it is subsequently determined that additional golden parachute excise tax is owed by him, additional reimbursement payments will be made to him to make him whole for the additional excise tax.

     (e) In each calendar year that Executive receives payments or benefits under this Agreement and/or a Company or Bank sponsored employee benefit plan, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Company as described above. The Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, interest, fines and penalties) that Executive incurs as a result of so reporting such information. Executive shall promptly notify the Company in writing whenever Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section is being reviewed or is in dispute. The Company shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Agreement). Executive shall cooperate fully with the Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent of the Company.


     10. Confidentiality.  Unless he obtains prior written consent from the Bank
         ---------------
or the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank, the Company or any entity which is a subsidiary or affiliate of the Bank or the Company or of which the Bank or the Company is a subsidiary or affiliate, any material document or information obtained from the Bank, the Company or from any of their respective parents, subsidiaries or affiliates, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this
Section 10 shall prevent the Executive, with or without the Bank's or the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     11. Non-Solicitation; Non-Competition; Post-Termination Cooperation.
         ---------------------------------------------------------------

     (a) The Executive hereby covenants and agrees that, for a period of one year following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

          (1) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank, the Company or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or the Company or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within the counties in which the Bank or the Company has business operations or has filed an application for regulatory approval to establish an office; or

          (2) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank or the Company to terminate an existing business or commercial relationship with the Bank or the Company.

     (b) The Executive hereby covenants and agrees that following any termination of employment, he shall not, without the written consent of the Bank, either directly or indirectly: become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venturer, greater than 5% equity-owner or stockholder, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity that has its main office, or a majority of its branch offices, east of the Shinnecock Canal.. If Executive's employment is terminated prior to January 1, 2008, this restriction shall not apply. If Executive's employment is terminated within the Initial Period, this restriction shall apply for six months following termination. If Executive's employment is terminated after the Initial Period, this restriction shall apply for one year following termination. Notwithstanding the foregoing, the restriction contained in this Section 11(b) shall not apply if the Executive's employment is terminated following a Change in Control.

     (c) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank and/or the Company, as may reasonably be required by the Bank and/or the Company, in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank, the Company or any of its subsidiaries or affiliates.

     (d) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with this Section. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of the Executive's breach of this Section 11, agree that, in the event of any such breach by the Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive and all persons acting for or with the Executive. The Executive represents and admits that the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from the Executive.

     12. Additional Termination and Suspension Provisions
         ------------------------------------------------

     (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank and/or the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

     (b) Notwithstanding any other provision in this Agreement, (i) the Bank or the Company may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were a Termination for Cause under
Section 8(a) hereof, to the extent required by federal or state laws or regulations related to banking, to deposit insurance or bank holding companies or by regulations or orders issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System and (ii) no payment shall be required to be made to Executive under this Agreement to the extent such payment is prohibited by applicable law regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Bank's or the Company's burden to prove that any such action was so required.

     13. Arbitration; Legal Fees.
         -----------------------

     (a)  Arbitration.  In the event that any dispute  should arise  between the
          -----------
parties as to the meaning, effect, performance, enforcement, or other issue in connection with this Agreement, which dispute cannot be resolved by the parties, the dispute shall be decided by final and binding arbitration of a panel of three arbitrators. Proceedings in arbitration and its conduct shall be governed by the rules of the American Arbitration Association ("AAA") applicable to commercial arbitrations (the "Rules") except as modified by this Section. The Executive shall appoint one arbitrator, the Bank shall appoint one arbitrator, and the third shall be appointed by the two arbitrators appointed by the parties. The third arbitrator shall be impartial and shall serve as chairman of the panel. The parties shall appoint their arbitrators within thirty (30) days after the demand for arbitration is served, failing which the AAA promptly shall appoint a defaulting party's arbitrator, and the two arbitrators shall select the third arbitrator within fifteen (15) days after their appointment, or if they cannot agree or fail to so appoint, then the AAA promptly shall appoint the third arbitrator. The arbitrators shall render their decision in writing within thirty (30) days after the close of evidence or other termination of the proceedings by the panel, and the decision of a majority of the arbitrators shall be final and binding upon the parties, nonappealable, except in accordance with the Rules and enforceable in accordance with the applicable state law. Any hearings in the arbitration shall be held in Suffolk County, New York unless the parties shall agree upon a different venue, and shall be private and not open to the public. Each party shall bear the fees and expenses of its arbitrator, counsel, and witnesses, and the fees and expenses of the third arbitrator shall be shared equally by the parties. The other costs of the arbitration, including the fees of AAA, shall be borne as directed in the decision of the panel.

     (b) Legal Fees and Other  Expenses.  If the  Executive is successful on the
         ------------------------------
merits of the dispute, as determined in the arbitration, all legal fees and such other expenses as reasonably incurred by the Executive as a result of or in connection with or arising out of the dispute, shall be paid by the Bank and/or the Company, provided that such payment or reimbursement is made by the Bank not later than two and one-half months after the end of the year in which such dispute is resolved in Executive's favor.

     14. Indemnification and Insurance.
         -----------------------------

     (a) The Bank and/or the Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Bank and/or the Company (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board); provided, however, that neither the Bank nor the Company shall be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and the regulations issued thereunder in 12 C.F.R. Part 359.


     15. Notices. The persons or addresses to which mailings or deliveries shall
         -------
be made may change from time to time by notice given pursuant to the provisions of this Section. Any notice or other communication given pursuant to the provisions of this Section shall be deemed to have been given (i) if sent by messenger, upon personal delivery to the party to whom the notice is directed;
(ii) if sent by reputable overnight courier, one business day after delivery to such courier; (iii) if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine and (iv) if sent by mail, three business days following deposit in the United States mail, properly addressed, postage prepaid, certified or registered mail with return receipt requested. All notices required or permitted to be given hereunder shall be addressed as follows:

If to the Executive:       Kevin O'Connor





If to the Company
and the Bank:              Bridgehampton National Bank
                           2200 Montauk Highway
                           Bridgehampton, New York  11932
                           Attention: Chairman of the Board

With a copy to:

                           Luse Gorman Pomerenk & Schick, PC
                           5335 Wisconsin Avenue, NW, Suite 400
                           Washington, DC 20015
                           Attention: John J. Gorman, Esq.

     16.  Amendment.  No  modifications  of this Agreement shall be valid unless
          ---------
made in writing and signed by the parties hereto.

     17. Miscellaneous.
         -------------

     (a) Notice of Termination. Any termination of Executive's employment by the
         ---------------------
Bank and/or the Company shall be communicated in writing to the Executive, and any voluntary termination of employment by the Executive shall be communicated in writing to the Bank and/or the Company.

     (b) Successors and Assigns. This Agreement will inure to the benefit of and
         ----------------------
be binding upon the Executive, his legal representatives and estate and intestate distributees, and the Company and the Bank, their successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank or the Company may be sold or otherwise transferred. Any such successor of the Bank or the Company shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Company and Bank, and the Executive's obligations hereunder shall continue in favor of such successor.

     (c) Severability.  A determination  that any provision of this Agreement is
         ------------
invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     (d)  Waiver.  Failure  to insist  upon  strict  compliance  with any terms,
          ------
covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement  is  sought.  Any  waiver  or  relinquishment  or any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     (e)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
           ------------
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     (f) Governing  Law. This  Agreement  shall be governed by and construed and
         --------------
enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

     (g) Headings and  Construction.  The headings of sections in this Agreement
         --------------------------
are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise specified.

     (h) Entire Agreement.  This instrument contains the entire agreement of the
         ----------------
parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof.

     (i) Source of Payments.  All payments  provided in this Agreement  shall be
         ------------------
timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

     (j) Director Qualifying Shares. Upon execution of this Agreement, Executive
         --------------------------
shall deliver a check to the Company in the amount of $1,020 for the purchase of shares of Company Common Stock. The last sales price of the Common Stock on the Effective Date (or if the Common Stock is not traded on that date, the last sales price on the first preceding date on which a sale took place) shall be the per share purchase price ("Purchase Price") and the Executive shall purchase such number of whole shares as shall equal $1,020 divided by the Purchase Price (with the balance refunded to Executive). The Company shall promptly deliver a share certificate to the Executive, which may include a legend indicating that the shares are "restricted securities" under Securities and Exchange Commission Rule 144.

     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the Effective Date specified above.

                                                     EXECUTIVE

                                                /s/ Kevin O'Connor
-------------------                         ------------------------------------
Date                                                 Kevin O'Connor


                                                     BRIDGEHAMPTON NATIONAL BANK


10/09/2007
-------------------                        By:  /s/ Raymond Wesnofske
                                              ----------------------------------
Date                                                 Raymond Wesnofske
                                                          Chairman of the Board


                                                     BRIDGE BANCORP, INC.


10/09/2007
-------------------                        By: /s/ Raymond Wesnofske
                                              ----------------------------------
Date                                                 Raymond Wesnofske
                                                          Chairman of the Board